Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT
VAALCO ENERGY, INC.
2020 LONG TERM INCENTIVE PLAN
Participant: _____________

1.Grant of RSUs. As of the Date of Grant (identified in Section 19 below), VAALCO Energy, Inc., a Delaware corporation (the “Company”) hereby grants restricted stock units (“Restricted Stock Units” or “RSUs”) to the Participant (identified above), an Employee of the Company. Each RSU represents a conditional right to be issued on a future date one newly-issued share of the Company’s common stock, $0.10 par value per share (the “Common Stock”), as identified in Section 19 below (the “Shares”), subject to the terms and conditions of this agreement (the “Agreement”) and the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “Plan”). The Plan is hereby incorporated herein in its entirety by reference. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall govern except as expressly overridden or amended in this Agreement. Any Shares, when issued to the Participant in settlement of the RSUs, shall be fully paid and nonassessable.
2.Definitions. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 19 sets forth definitions for certain of the capitalized terms used in this Agreement.
3.Vesting. The RSUs shall vest in accordance with the vesting schedule described in Section 19 (the “Vesting Schedule”). RSUs that have become vested in accordance with the Vesting Schedule shall be referred to as “Vested RSUs”.
4.Method of Settlement and One-Year Hold Policy. As soon as practicable following each vesting date, the Company will issue to the Participant one Share in respect of each Vested RSU, rounded down to the nearest whole number. The Participant hereby agrees and understands that, upon the Vested RSUs being settled into Shares, such Shares shall be subject to a hold limitation such that the Participant shall be prohibited from transferring or selling such Shares during the 365-day period that immediately follows the Vested RSUs becoming settled into Shares, provided, however, that this hold limitation shall automatically and immediately no longer be applicable upon the earlier of: (i) the Participant’s death, (ii) the Participant’s Total and Permanent Disability, (iii) the Participant’s Termination of Service, (iv) a Change in Control of the Company, and (v) as determined in the sole discretion of the Company.
5.Restrictions on Settlement. No Shares may be issued in satisfaction of any RSU is such issuance would constitute a violation of any applicable federal, provincial or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock may be listed, as determined by legal counsel for the Company. In addition, the Participant understands and agrees that settlement may be delayed if the Company determines that settlement would be in violation of the Company’s insider trading policy.
6.Termination of Service; Termination Date. Voluntary or involuntary Termination of Service shall affect the Participant’s rights as follows:
(a)Termination for Cause. The RSUs, including any Vested RSUs that have not been settled, shall expire on the Termination Date and shall not be settled to any extent if the Participant’s Termination of Service is for Cause (as defined in subsection (e) below) effective as of 12:01 a.m. Houston, Texas time on the Termination Date and the Participant will not be entitled to any compensation or damages in respect of such expiration.
(b)Retirement. In the event of the Participant’s Retirement at or after attaining (i) age 65 and (ii) at least ten (10) years of employment service, all of the RSUs shall become 100% vested as of the Termination Date. In the event of the Participant’s Retirement at or after attaining age 65 but without ten (10) years of employment service, any non-vested portion of the RSUs shall immediately expire as of the Termination Date and the Participant will not be entitled to any compensation or damages in respect of such expiration, and no further vesting shall occur. Any Vested RSUs shall be settled in accordance with their terms.
(c)Death or Total and Permanent Disability. If the Participant’s Termination of Service is due to death or Total and Permanent Disability at the time of such termination, then (i)  any non-vested portion of the RSUs shall become 100% vested on the Termination Date and (ii) any Vested RSUs shall be settled in accordance with their terms.
(d)Other Involuntary Termination or Voluntary Termination. If the Participant incurs a Termination of Service for whatever reason, or the Participant resigns for any reason, either voluntarily or involuntarily, except for Cause, Retirement, death or Total and Permanent Disability as set out above, then (i)  any non-vested portion of the RSUs shall immediately expire on the Termination Date and the Participant will not be entitled to any compensation or damages in respect of such expiration and (ii) any Vested RSUs shall be settled in accordance with their terms.
(e)For purposes hereof, “Cause” means (i) “Cause” as defined in any employment or other written agreement by and between the Participant and the Company or a Subsidiary or (ii) in the absence of such an agreement or such a definition in any such agreement, “Cause” shall mean the termination of the Participant’s employment by the Company or any Subsidiary by reason of (A) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony or an indictable offence; (B) the commission by the Participant of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (C) the misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (D) the willful and continued failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to the Participant by the Board or the Company’s Chief Executive Officer (“CEO”) (or by another officer of the Company or an Subsidiary who has been designated by the Board or CEO for such purpose); (E) the engagement by the Participant in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company’s or a Subsidiary’s conflict of interest policy, if any, then in effect; (F) the engagement by the Participant, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (G) the occurrence of any other act or circumstance that would permit the Company or any Subsidiary to terminate the Participant’s employment without any notice or payment whatsoever.
(f)Regardless of whether the Participant’s Termination of Service is lawful or unlawful, with or without Cause, and whether it is the Participant or the Company or any Subsidiary of the Company that initiates the Termination of Service, the Participant’s Termination of Service will occur on the Termination Date. For purposes of this Agreement, the “Termination Date” is the later of: (i) if and only to the extent required to comply with the minimum applicable requirements of employment standards legislation applicable to the Participant in respect of the Participant’s employment with the Company or any Subsidiary of the Company (all such legislation, as amended or replaced, “ESL”), the last day of the minimum statutory notice period applicable to the Participant, if any; and (ii) the date that is designated by the Company or any Subsidiary of the Company as the date on which the Participant’s employment or engagement is terminated, provided that in the case of termination of the Participant’s employment due to the Participant’s resignation, such date shall not be earlier than the date notice of resignation was given; and in the case of either (i) or (ii), without regard to any applicable period of reasonable notice or contractual notice to which the Participant may be entitled or claim to be entitled in respect of a period that follows the last day that the Participant
                    FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

actually and actively provides services to the Company or any Subsidiary of the Company, as specified by the Company or the Subsidiary of the Company, as the case may be.
(g)Except if and as required to comply with applicable minimum requirements contained in ESL, the Participant is not eligible for continued vesting of any RSUs during any period in which the Participant receives, or claims to be entitled to receive, any compensatory payments or damages in lieu of notice of termination pursuant to contract, common law or civil law, and the Participant will not be entitled to any damages or other compensation in respect of any RSUs that are forfeited, do not vest or are not awarded due to the Participant’s Termination of Service as of the Termination Date for any reason. The Agreement and the Plan displace any and all common law and civil law rights the Participant may have or claim to have in respect of any RSUs, including any right to reasonable notice or damages in connection with the Agreement or the Plan.
(h)Subsections (f) and (g) above shall apply regardless of: (i) the reason for the termination of the Participant’s employment; (ii) whether such termination is lawful or unlawful, with or without Cause; (iii) whether it is the Participant or the Company or any Subsidiary that initiates the termination; and (iv) any fundamental changes, over time, to the terms and conditions applicable to the Participant’s employment.
(i)It is understood and agreed that the Agreement and the Plan are subject to all applicable minimum requirements of ESL and it is the intention of the Company and its Subsidiaries to comply with all applicable minimum requirements contained in ESL. Accordingly, the Agreement and the Plan shall: (i) not be interpreted as in any way waiving or contracting out of ESL; and (ii) be interpreted to achieve compliance with ESL. In the event that ESL requires the Company or any Subsidiary to provide the Participant with a superior right or entitlement upon termination of the Participant’s employment or otherwise (“Statutory Entitlements”) than provided for under the Agreement or the Plan, then the Company or its Subsidiary, as applicable, shall provide the Participant with the Participant’s minimum statutory entitlements in substitution for the Participant’s rights under the Agreement and the Plan. There shall be no presumption of strict interpretation against the Company or any Subsidiary.
7.Independent Legal and Tax Advice. The Participant acknowledges that the Company has advised the Participant to obtain independent legal and tax advice regarding the RSUs and the disposition of any Shares acquired thereby.
8.Reorganization of Company. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
9.Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, appropriate adjustments may be made to the terms and provisions of the RSUs as provided in Articles 11-14 of the Plan.
10.No Rights in Shares. The Participant shall have no rights as a stockholder in respect of any Shares until the Participant becomes the record holder of such Shares.
11.Investment Representation. The Participant will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal, provincial or state securities law. Moreover, any stock certificate for any Shares issued to the Participant hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. The Participant agrees that
                    FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the RSUs.
12.Voluntary Participation; No Guarantee of Employment. Acceptance of the RSUs is voluntary. The RSUs shall not confer upon the Participant any right to continued employment (or any other relationship) with the Company or any affiliate thereof.
13.Participant Confidentiality Obligations. In accepting the RSUs, the Participant acknowledges that the Participant is obligated under the Company’s policy and applicable law to protect and safeguard the confidentiality of trade secrets and other proprietary and confidential information belonging to the Company and its affiliates, and that such obligations continue beyond the Participant’s Termination Date.
14.Withholding of Taxes. The Company (or if applicable, any Subsidiary, and for purposes of this Section 16, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to make deductions from the number of Shares otherwise issuable upon settlement of Vested RSUs in an amount sufficient to satisfy withholding of any federal, provincial, state or local taxes required by law in respect of the settlement of such Vested RSUs, provided that the Participant does not first pay to the Company the amount of any taxes that the Company is required to withhold in respect of the issuance of Shares in settlement of such Vested RSUs. Such withholding obligations must be satisfied prior to the delivery of any certificate or the registration of such shares in the Participant’s name for such Shares.
15.Data Privacy Consent. The Participant agrees to provide the Company with all information (including personal information, which means any information of an identifiable individual) required by the Company in order to administer to the Plan. The Participant acknowledges that information required by the Company in order to administer the Plan may be shared with any custodian appointed in respect of the Plan and other third parties, in connection with the administration of the Plan (such persons, “Recipients”). Recipients may be located in the Participant’s jurisdiction of residence, or elsewhere, and the Participant’s jurisdiction may have different data privacy laws and protections than the Recipients’ jurisdiction(s). The Participant consents to such sharing and authorize the Company to share the Participant’s information on the Participant’s behalf and authorizes such Recipients to receive, possess, use, retain, transfer and otherwise process the information, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, refuse or withdraw the consents in this Section 17 by giving written notice in accordance with the Plan. If the Participant refuses or withdraws the consents in this Section 17, the Company may cancel the Participant’s participation in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding RSUs.
16.General.
(a)Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon receipt.
(b)Shares Reserved. The Company shall reserve and keep available under the Plan such number of Shares as shall be sufficient to satisfy the requirements of these RSUs.
(c)Transferability of RSUs. The RSUs are transferable only to the extent permitted under the Plan at the time of transfer (i) by will or by the laws of descent and distribution, (ii) by a qualified domestic relations order (as defined in Section 414(p) of the Code), or (iii) to the Participant’s immediate family or entities established for the benefit of, or solely owned by, the Participant’s immediate family, but only if, and to the extent, permitted under the Plan and applicable securities laws. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of the Participant or any permitted transferee thereof.
                    FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

(d)Amendment and Termination. No amendment, modification or termination of this Agreement shall be made at any time without the written consent of the Participant and Company.
(e)Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronic signatures which shall be deemed original signatures thereof.
(f)No Guarantee of Tax Consequences. The Company makes no commitment or guarantee that any tax treatment will apply or be available to the Participant or any other person. The Participant has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant and settlement of the RSUs and the disposition of any Shares acquired thereby.
(g)Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.
(h)Supersedes Prior Agreements. This Agreement, together with the Plan, shall supersede and replace any and all prior agreements and understandings, oral or written, between the Company and the Participant regarding the grant of the RSUs covered herein. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
(i)Recoupment. The Participant acknowledges, understands and agrees, with respect to any Shares delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such Shares shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s clawback policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s clawback policy at any time.
(j)Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law.

17.Definitions and Other Terms. The following capitalized terms shall have those meanings set forth opposite them:

                    FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

(a)	Participant:

(b)	Date of Grant:

(c)	Shares:

(d)	Vesting Schedule:	Provided that the Participant’s Termination Date does not occur prior to each applicable date, 33% of the RSUs shall vest on each of the first, second, and third anniversary of the Date of Grant.
Notwithstanding the foregoing vesting schedule, in the event of a Change in Control, all of the RSUs shall become 100% vested as of the date of the Change in Control.

[Signature page follows.]

                    FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has hereunto executed this Agreement to be effective as of the Date of Grant.

Unvested RSUs will expire upon the Participant’s Termination Date as set out in the Agreement and Vested RSUs will expire if termination is for Cause; the Participant will not be entitled to compensation or damages pursuant to contract, common law or civil law in respect of any such expiry and cancellation. See Section 7 of the Agreement for details.
The RSUs are subject to the terms of the Plan which is accessible by the Participant at any time upon request from Human Resources.

The RSUs are subject to the terms of the Plan which is accessible by the Participant at any time upon request from Human Resources.

VAALCO Energy, Inc.

By:
Name:
Title:

Address for Notices:

VAALCO Energy, Inc.
2500 CityWest Blvd., Suite 400
Houston, TX 77042
Attn: Legal Department

Participant:

Signature

Address for Notices: As on file with Human Resources

                    FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES